UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2018

ENOCHIAN BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century City East Suite 906 Los Angeles, CA 90067 (Address of principal executive offices)

+45 3133-4811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2019, the Board of Directors (the “Board”) of Enochian Biosciences, Inc. (the “Company”) announced that the operations of the Company would be led by Dr. Mark Dybul as the Executive Vice-Chair of the Board. Dr. Dybul had previously served as Chair of the Company’s Scientific Advisory Board beginning in August of 2017, and as a director and Since February of 2018. Prior to accepting the position of Executive Vice-Chair, Dr. Dybul resigned from each of the committees of the Board.

Dr. Dybul, 55, has served as a Professor in the Department of Medicine at Georgetown University Medical Center, and the Faculty Co-Director of the Center for Global Health and Quality since June of 2017. Dr. Dybul has worked on HIV and public health for nearly 30 years as a clinician, scientist, teacher, and administrator, most recently as the Executive Director of the Global Fund to Fight AIDS, Tuberculosis and Malaria from 2013 through May of 2017, and as the co-director of the Global Health Law Program at the O’Neill Institute for National and Global Health Law from 2009 through 2012. Dr. Dybul was one of the founding architects in the formation of the U.S. President’s Emergency Plan for AIDS Relief, better known as PEPFAR. After serving as Chief Medical officer, Assistant, Deputy and Acting Director, he was appointed as its leader in 2006, becoming U.S. Global AIDS Coordinator, with the rank of Ambassador at the level of an Assistant Secretary of State. He served until early 2009. Earlier in his career, after graduating from Georgetown Medical School in Washington D.C., Dr. Dybul joined the National Institute of Allergy and Infectious Diseases, as a research fellow under director Dr. Anthony Fauci, where he conducted basic and clinical studies on HIV virology, immunology and treatment optimization, including the first randomized, controlled trial with combination antiretroviral therapy in Africa. Dr. Dybul has written extensively in scientific and policy literature, and has received several Honorary Degrees and awards, including a Doctor of Science, Honoris Causa, from Georgetown University and is an active member of the National Academy of Medicine.

As Executive Vice-Chair of the Board, Dr. Dybul will receive an annual salary of $280,000, and has received a grant of 300,000 stock options. Other than the foregoing, there are no arrangements or understandings between Dr. Dybul and any person (including the Company) pursuant to which Dr. Dybul was appointed as an officer of the Company, and there are no actual or proposed transactions between Dr. Dybul or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as an officer of the Company.

On January 7, 2019, the Board notified Dr. Eric Leire of his termination as Chief Executive Officer of the Company, effective immediately.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 3, 2018, the Company amended its bylaws to explicitly provide that the Board may establish the position of Executive Chair or Vice-Chair of the Board as an officer of the Company. The foregoing description of the Bylaws Amendment does not purport to be complete, and is qualified in its entirety by the text of the Bylaw Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On January 7, 2019, the Company issued a press release announced the resignation of Dr. Leire as the Chief Executive Officer and Dr. Dybul’s new role as Executive Vice-Chair of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
3.1	Bylaw Amendment	Filed herewith
99.1	Press Release	Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.

By:	/s/ Mark R. Dybul
Name: Mark R. Dybul Title: Executive Vice-Chair of the Board of Directors

Date: January 7, 2019